Exhibit 10.1

LEASE

THIS AGREEMENT between Neil Silvarole, 85 Silvarole Drive, Rochester, NY 14623, as Landlord and SkyWolf Wind Turbines Corporation,156 Court Street, Geneseo, NY 14454, as Tenant.

WITNESSETH: The landlord hereby leases to the Tenant the landlord's property located at 2979 Lakeville Road, Avon, NY 14414 for the term of years to commence on the 1st day of September 2019 and to end on the 31st day ofAugust2021. to be used and occupied for any lawful purpose upon the conditions and covenants following:

1st. Tenant shall pay to landlord throughout the term of the lease Term a fixed base rental of Four Thousand Five Hundred Dollars ($4,500.00) per month in advance on the First day of each and every month during the term aforesaid. Tenant shall pay a four (4%) percent late payment penalty for any payment received by landlord more than ten (10) days after the due date for said payment. landlord and Tenant agree that the rental fee for the first month of occupancy (September 2019) shall be waived.

2nd. The Tenant will deposit with the landlord the sum of $4,500.00 as security for the full and faithful performance by the Tenant of all the terms, covenants and conditions of this lease upon the Tenant's part to be performed, which said sum shall be returned to the Tenant after the time fixed as the expiration of the term herein, provided the Tenant has fully and faithfully carried out all of said terms, covenants and conditions on Tenant's part to be performed. In the event of a bona fide sale, subject to this lease, the landlord shall have the right to transfer the security to the vendee for the benefit of the Tenant and the landlord shall be considered released by the Tenant from all liability for the return of such security; and the Tenant agrees to look to the new landlord solely for the return of the said security, and it is agreed that this shall apply to every transfer or assignment made of the security to a new landlord. The security deposited under this lease shall not be mortgaged, assigned or encumbered by the Tenant without the written consent of the Landlord.

3rd. Tenant shall, provided the lease is in full force and effect and Tenant is not in default under any of the terms and conditions of the lease at the time of notification or commencement, have one (1) option to extend this Lease for a term and rental amount to be agreed upon by both the Tenant and Landlord.

If Tenant elects to exercise said option, then Tenant shall provide landlord with written notice no later than three (3) months prior to the expiration of the term of this lease. If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the term of this lease. This option is not transferable; the aforesaid option to extend this lease shall be "personal" to Tenant as set forth above.

4th. Tenant shall have the exclusive right and option to purchase the landlord's property located at 2979 Lakeville Road, Avon, NY 14414 during the term of this lease for the price of One Million Two Hundred Thousand Dollars {$1,200,000.00}. Tenant may exercise this option throughout the term of this Lease and any extension or renewal hereof, provided that it must be exercised no later than 90 days prior to the expiration of this lease.

5th. The Tenant also agrees that on and after 90 days preceding the expiration of this lease to permit the landlord or the landlord's agents to ·show the Premises to persons wishing to purchase the same, and that the landlord, or the landlord's agents shall have the right to place notices on the Premises offering the Premises "To let" or "For Sale", and the Tenant hereby agrees to permit the same to remain thereon without hindrance or molestation.

6th. That the Tenant, its successors, heirs, executors or administrators shall not assign this agreement, or underlet or underlease the Premises, or any part thereof, or make any structural alterations or significant improvements to the Premises, without the landlord's consent in writing; or occupy, or permit or suffer the same to be occupied for any business or purpose deemed disreputable or extra-hazardous on account of fire, under the penalty of damages and forfeiture, and in the event of a breach thereof. the term herein shall immediately cease and terminate at the option of the landlord as if it were the expiration of the original term.

7th. That the Tenant's intended use of the building shall include Manufacturing. Welding, Assembly, Warehousing and Office activities, which are permitted provided that the Tenant shall perform and abide by all of the other covenants and agreements hereunder.

8th. The Tenant agrees that the Landlord and the Landlord's agents and other representatives shall have the right to enter into and upon the Premises, or any part thereof, at reasonable times and upon reasonable notice1except in the case of emergency, for the purpose of examining the same, or making such repairs or alterations therein as may be necessary for the safety and preservation thereof.

9th. (a) Tenant shall be responsible for the payment of any utilities, service contracts and costs for routine maintenance and upkeep including, but not limited to light bulb and furnace filter replacements; interior cleaning supplies and services; refuse collection; lawn and landscaping maintenance; snow removal; electricity, gas, propane and/or fuel oil; telephone, cable, satellite, internet and security services; water and sewer/septic system serving the rented premises.

(b)       Landlord shall submit to Tenant and Tenant shall pay to Landlord within ten (10) days thereof, all bills, invoices and premium notices for any expense incurred in connection with the Premises for which Tenant is responsible. Should Tenant fail to timely pay said expense, landlord may, but is not required to, pay said expense and Landlord's payment thereof shall not be considered a waiver or release of any right or remedy available to landlord against Tenant. These payments by landlord together with interest thereon at the rate of six {6%) percent per year from the date of such payment shall constitute additional rent hereunder which Tenant shall pay to Landlord on demand.

(c)       Throughout the term of this Lease, Tenant shall, at its sole cost and expense, provide and keep in full force and effect general public liability, personal injury, property damages, and hoist insurance, insuring the Premises and Landlord and Tenant against loss, damage, claim or suit by reason of any personal injuries, death and property damages, such insurance to provide minimum protection of not less than One Million ($1,000,000) Dollars for injury or death to any one (1) person, and not less than Two Million ($2,000,000) Dollars for injury or death to two (2) or more persons in the same accident, and not less than One Million {$1,000,000) Dollars for damage to property.

(d)       The Tenant does hereby indemnify and hold harmless the Landlord from any and all damages and liability for anything and everything whatsoever arising from, during or out of the occupancy or use of the Premises by or under Tenant, its agents, servants1 guests or others and from any loss or damage arising from any fault or negligence of Tenant or any failure on Tenant's part to comply with the covenants, terms and conditions herein contained. Said damages shall include payment of reasonable attorney fees incurred by Landlord.

10th. Damage and injury to the Premises, caused by the carelessness, negligence or improper conduct on the part of the said Tenant or the Tenant's agents or employees shall be repaired as speedily as possible by the Tenant at the Tenant's own cost and expense.

11th. That the Landlord is exempt from any and all liability for any damage or injury to person or property caused by or resulting from steam, electricity, gas, water, rain, ice or snow, or any leak or flow from or into any part of the Premises or from any damage or injury resulting or arising from any other cause or happening whatsoever unless said damage or injury be caused by or be due to the negligence of the Landlord.

12th. That the Tenant shall neither encumber nor obstruct the sidewalk in front of, entrance to, or halls and stairs of the Premises, nor allow the same to be constructed or encumbered in any manner.

13th. That the Tenant will not nor will the Tenant permit undertenants or other persons to do anything in the Premises, or bring anything into the Premises, or permit anything to be brought into the Premises or to be kept therein, which will in any way increase the rate of fire insurance on the Premises, nor use the Premises or any part thereof, nor suffer or permit their use for any business or purpose which would cause an increase In the rate of fire insurance on the Premises, and the Tenant agrees to pay on demand any such increase.

14th. That the Tenant shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and Local Governments and of any and all their Departments and Bureaus applicable to the Tenant's use of the Premises, for the correction, prevention, and abatement of nuisances or other grievances, in, upon, or connected with the Premises during said term; and shall also promptly comply with and execute all rules, orders and regulations of the New York Board of Fire Underwriters, or any other similar body, at the Tenant's own cost and expense.

15th. The Tenant during the term of this Lease shall not dispose of any hazardous materials or hazardous substances, as such may be defined by Federal, State and/or Local laws, ordinances or regulations in such a manner that any Federal, State and/or Local law, ordinance or regulation is violated. If in the event the Tenant does violate any Federal, State and/or Local law or ordinance dealing with hazardous substances and hazardous wastes, the Tenant shall immediately take all steps, at the Tenant's own expense, necessary to remove the hazardous substances and/or wastes from, in or on the Premises so that any hazardous substance or waste law are no longer being violated. If in the event the Tenant shall dispose or cause hazardous wastes or substances to be disposed of on the Premises, the Tenant will indemnify1 defend, and hold the landlord harmless and the landlord's successor and assigns, and their respective officers, directors, employees, agents, representatives contractors and subcontractor harmless from and against all claims, suits, actions, proceedings, damages, expenses, losses and costs of every kind, nature and description arising out of, or relating to, or resulting from said disposal. This indemnification shall survive termination of this Lease.

16th. The Tenant shall neither place, or cause or allow to be placed, any signs of any kind whatsoever in addition to the previously approved 4' x 8' SkyWolf sign, in or about the entrance to Premises or any other part of same, except in or at such places as may be consented to by the Landlord in writing. Should the Landlord or the landlord's representatives deem it necessary to remove any such sign or signs in order to paint or make any other repairs, alterations or improvements in or upon the Premises or building or any part thereof wherein same is situated, the Landlord shall have the right to do so, providing the same be removed and replaced at Landlord's expense, whenever the said repairs, etc. shall be completed.

17th. The failure of the Landlord to insist upon a strict performance of any of the terms, conditions and covenants herein, shall not be deemed a waiver of any rights or remedies that the Landlord may have, and shall not be deemed a waiver of any subsequent breach or default in the terms, conditions and covenants herein contained. This instrument may not be changed, modified, discharged or terminated orally.

18th. Tenant must give Landlord prompt notice of fire, accident, damage or dangerous or defective condition. If the Premises cannot be used because of fire or other casualty, Tenant is not required to pay rent for the time the Premises are unusable. If part of the Premises cannot be used, Tenant must pay rent for the usable part. landlord need only repair the damaged structural parts of the Premises. landlord is not required to repair or replace any equipment, fixtures, furnishings or decorations unless originally installed by landlord. Landlord is not responsible for delays due to settling insurance claims, obtaining estimates, labor and supply problems or any other cause not fully under Landlord's control. If the fire or other casualty is caused by an act or neglect of Tenant, Tenant's employees or invitees, then all repairs will be made at Tenant's expense and Tenant must pay the full rent with no adjustment. The cost of the repairs will be added rent.

Landlord has the right to demolish or rebuild the Building if there is substantial damage by fire or other casualty. Landlord may cancel this lease within 30 days after the substantial fire or casualty by giving Tenant notice of Landlord's intention to demolish or rebuild. The Lease will end 30 days after Landlord's cancellation notice to Tenant. Tenant must deliver the Premises to landlord on or before the cancellation date in the notice and pay all rent due to the date of the fire or casualty. If the Lease is cancelled} Landlord is not required to repair the Premises or Building. The cancellation does not release Tenant of liability in connection with the fire or casualty. This section is not intended to replace the terms of New York Real Property Law Section 227.

19th. That if the Premises, or any part thereof shall be deserted or become vacant during said term, or if any default be made in the payment of the said rent or any part thereof1 or if any default be made in the performance of any of the covenants herein contained, the Landlord or representatives may re-enter the Premises by summary proceedings or otherwise, and remove all persons therefrom, without being liable to prosecution therefor, and the Tenant hereby expressly waives the service of any notice in writing of intention to re-enter, and the Tenant shall pay at the same time as the rent becomes payable under the terms hereof a sum equivalent to the rent reserved herein, and the landlord may rent the Premises on behalf of the Tenant reserving the right to rent the Premises for a longer period of time than fixed in the original lease without releasing the original Tenant from any liability1 applying any moneys collected, first to the expense of resuming or obtaining possession, second to restoring the Premises to a rentable condition, and then to the payment of the rent and all other charges due and to grow due to the Landlord, any surplus to be paid to the Tenant, who shall remain liable for any deficiency.

20th. It is expressly understood and agreed that in case the Premises shall be deserted or vacated, or if default be made in the payment of the rent or any part thereof as herein specified, or if, without the consent of the Landlord, the Tenant shall sell, assign, or mortgage this Lease or if default be made in the performance of any of the covenants and agreements ln this Lease contained on the part of the Tenant to be kept and performed, or if the Tenant shall fall to comply with any of the statutes, ordinances/ rules, orders, regulations and requirements of the Federal, State and local Governments or of any and all their Departments and Bureaus, applicable to the Premises, or if the Tenant shall file or there be filed against Tenant a petition in bankruptcy or arrangement, or Tenant be adjudicated a bankrupt or made an assignment for the benefit of creditors or take advantage of any insolvency act, the Landlord may, if the landlord so elects, at any time thereafter terminate this Lease and the term hereof, on giving to the Tenant five days' notice in writing of the Landlord's intention so to do, and this lease and the term thereof shall expire and come to an end on the date fixed in such notice as if the said date were the date originally fixed in this Lease for the expiration hereof. Such notice may be given by mail to the Tenant addressed to the premises.

21st If the whole or any part of the Premises shall be acquired or condemned by Eminent Domain for any public or quasi-public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim against landlord for the value of any unexpired term of said lease. No part of any award shall belong to the Tenant.

22nd. If after default in payment of rent or violation of any other provision of this lease, or upon the expiration of this lease, the Tenant moves out or is dispossessed and fails to remove any trade fixtures or other property prior to such said default, removal, expiration of lease, or prior to the issuance of the final order or execution of the warrant, then and in that event, the said fixtures and property shall be deemed abandoned by the said Tenant and shall become the property of the landlord.

23rd. That if default be made in any of the covenants herein contained, then it shall be lawful for the said Landlord to re-enter the Premises, and the same to have again, repossess and enjoy. The said Tenant hereby expressly waives the service of any notice in writing of intention to re-enter.

24th. In the event that the relation of the landlord and Tenant may cease or terminate by reason of the re-entry of the landlord under the terms and covenants contained in this lease or by the ejectment of the Tenant by summary proceedings or otherwise, or after the abandonment of the Premises by the Tenant; it is hereby agreed that the Tenant shall remain liable and shall pay in monthly payments the rent which accrues subsequent to the re-entry by the Landlord, and the Tenant expressly agrees to pay as damages for the breach of the covenants herein contained, the difference between the rent reserved and the rent collected and received, if any, by the landlord during the remainder of the unexpired term, such difference or deficiency between the rent herein reserved and the rent collected if any, shall become due and payable in monthly payments during the remainder of the unexpired term, as the amounts of such difference or deficiency shall from time to time be ascertained; and it is mutually agreed between landlord and Tenant that the respective parties hereto shall and hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other on any matters whatsoever arising out of or in any way connected with this Lease, the Tenant's use or occupancy of Premises, and/or any claim of injury or damage.

25th. The Tenant waives all rights to redeem under any law of the State of New York.

26th. This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in nowise be affected, impaired or excused because Landlord is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or ls delayed in making any repairs, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if landlord is prevented or delayed from so doing by reason of governmental preemption in connection with a National Emergency or in connection with any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the condition of supply and demand which have been or are affected by war or other emergency.

27th. No diminution or abatement of rent, or other compensation, shall be claimed or allowed for inconvenience or discomfort arising from the making of repairs or improvements to the Premises or to its appliances, nor for any space taken to comply with any law, ordinance or order of a governmental authority. In respect to the various "services", if any, herein expressly or impliedly agreed to be furnished by the landlord to the Tenant, it is agreed that there shall be no diminution or abatement of the rent, or any other compensation, for interruption or curtailment of such "service" when such interruption or curtailment shall be due to accident, alterations or repairs desirable or necessary to be made or to the inability or difficulty in securing supplies or labor for the maintenance of such "service" or to some other cause, not gross negligence on the part of the landlord. No such interruption or curtailment of any such "service" shall be deemed a constructive eviction. The Landlord shall not be required to furnish, and the Tenant shall not be entitled to receive, any such "services" during any period wherein the Tenant shall be in default in respect to the payment of rent. There shall be no abatement nor diminution of rent because of making of repairs, improvements or decorations to the Premises after the date above fixed fur the commencement of the term, it being understood that rent shall, in any event, commence to run at such date so above fixed.

28th. That this instrument shall not be a lien against the Premises in respect to any mortgages that are now on or that hereafter may be placed against the Premises, and that the recording of such mortgage or mortgages shall have preference and precedence and be superior and prior in lien to this lease, irrespective of the date of recording and the Tenant agrees to execute, without cost, any such instrument which may be deemed necessary or desirable to further effect the subordination of this lease to any such mortgage or mortgages, and a refusal to execute such instrument shall entitle the landlord, or the Landlord's assigns and legal representatives to the option of canceling this lease without incurring any expense or damage and the term hereby granted is expressly limited accordingly.

29th. The losing party shall be responsible for any fees or costs, including reasonable attorney fees, incurred by the prevailing party in enforcing any of its rights under this Lease.

And the said landlord doth covenant that the said Tenant on paying the said yearly rent, and performing the covenants aforesaid, shall and may peacefully and quietly have, hold and enjoy the Premises for the term aforesaid, provided however, that this covenant shall be conditioned upon the retention of title to the Premises by the landlord.

And it is mutually understood and agreed that the covenants and agreements contained in the within Lease shall be binding upon the parties hereto and upon their respective successors, heirs, executors and administrators.

IN WITNESS WHEREOF, each party has caused this lease to be executed as of the date set forth above.

ATTEST: LANDLORD – NEIL SILVAROLE By: /s/ Neil Silvarole Name: Neil Silvarole Title: Owner	ATTEST: TENANT – SKYWOLF WIND TURBINE CORP. By: /s/ Gerald Brock Name: Gerald Brock Title: President